Exhibit 8.1
April 8, 2011
Magnum Hunter Resources Corporation
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
Re:	Registration and Issuance of Securities of Magnum Hunter Resources Corporation
Ladies and Gentlemen:
     In connection with the Registration Statement (the “Registration Statement”) on Form S-4 of Magnum Hunter Resources Corporation, a Delaware corporation (“Magnum Hunter”), filed with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), up to 42,804,675 shares (“Exchange Shares”) of Magnum Hunter common stock, par value $0.01 per share, issuable upon the exchange of exchangeable shares of MHR Exchangeco Corporation, an indirect wholly-owned Canadian subsidiary of Magnum Hunter (“Exchangeco”), you have requested our opinion regarding the material United States federal income tax consequences to the holders of exchangeable shares of the exchange of exchangeable shares of Exchangeco for Exchange Shares and the ownership and disposition of Exchange Shares acquired in the exchange of exchangeable shares.
     In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants and representations contained in (i) the Registration Statement, (ii) the Arrangement Agreement dated January 19, 2011, by and among Magnum Hunter, Exchangeco and NuLoch Resources Inc. (“NuLoch”), an Alberta corporation (the “Arrangement Agreement”), (iii) such other documents, certificates, and records we have deemed necessary or appropriate as a basis for the opinion set forth herein, and (iv) other information provided to us by Magnum Hunter.
     Subject to the assumptions, qualifications and limitations set forth herein and in the discussion in the Registration Statement under the heading “Income Tax Considerations—Material United States Federal Income Tax Consequences” (the “Discussion”), we hereby confirm that the statements of legal conclusions contained in the Discussion, insofar as they purport to constitute statements of United States federal income tax law and regulations or legal conclusions with respect thereto, are our opinion.
     Our opinion set forth above is an expression of professional judgment, is not a guarantee of a result and is not binding upon the Internal Revenue Service or any court. Accordingly, no
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Magnum Hunter Resources Corporation
April 8, 2011

assurance can be given that our opinion set forth above will be sustained by a court if challenged by the Internal Revenue Service.
     Except as set forth above, we express no opinion to any party regarding the United States federal, state, local, foreign or provincial tax consequences of the redemption, retraction or exchange of exchangeable shares of Exchangeco for Exchange Shares, or the ownership or disposition of Exchange Shares received in such redemption, retraction or exchange, or of any other transactions contemplated by the Arrangement Agreement or described in the Registration Statement or otherwise, and no opinions may be inferred or implied beyond the opinions expressly stated herein. Our opinion is expressed as of the date hereof, and we disclaim any undertaking to supplement or revise our opinion to reflect, or to advise you of, any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law (including any change that has retroactive effect). This opinion is rendered solely to you and may not be relied upon by any other person or for any other purpose without our prior written consent.
     We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K of Magnum Hunter to be filed with the Commission on or about the date hereof and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

/s/ Fulbright & Jaworski L.L.P. FULBRIGHT & JAWORSKI L.L.P.